MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-1 of Patriot Power Corp. of our report dated March 14, 2007 on our audit of the restated financial statements of Patriot Power Corp. as of March 31, 2005 and March 31, 2006, and the results of its operations and cash flows for the period ended March 31, 2006 from inception and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
March 14, 2007